UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 4, 2008
HALIFAX CORPORATION OF VIRGINIA

(Exact name of registrant as specified in its charter)

Virginia	1-08964	54-0829246

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5250 Cherokee Avenue, Alexandria, Virginia	22312

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 658-2400
N/A

Former name, former address, and former fiscal year, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 4, 2008, Halifax Corporation of Virginia (the “Company”) entered into a settlement and release agreement (the “Settlement Agreement”), with INDUS Corporation and INDUS Secure Network Solutions, LLC (collectively, “INDUS”). Under the Settlement Agreement, the Company and INDUS agreed to settle their claims against one another as set forth in the lawsuit Halifax Corporation v. INDUS Corporation and INDUS Secure Network Solutions, LLC, Case No. 2007-7575 in the Circuit Court of the County of Fairfax (Virginia).
     Pursuant to the Settlement Agreement, INDUS and the Company agreed to release each other from all claims, damages, suits, losses, actions, demands, judgments, awards, liabilities and causes of action related to the Asset Purchase Agreement dated June 30, 2005, by and among the Company and INDUS. Under the Settlement Agreement, INDUS is to receive $410,000 from the escrow fund and the Company is to receive $215,000 in principal plus interest earned of $74,563 on the initial deposit in the escrow fund and remaining in the escrow fund at the time of disbursement and any remaining funds contained in the escrow fund less any costs, fees or expenses due and payable to the escrow agent. All amounts due to the Company as a result of this settlement were paid to Provident Bank as described in Item 2.03 below to partially repay the Company’s outstanding balance on its auxiliary revolver facility. The amount received by INDUS under the Settlement Agreement will be reflected as a charge to operations of approximately $410,000 during the third quarter of fiscal 2008.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 5, 2008, Halifax Corporation of Virginia, Halifax Engineering, Inc., Microserv LLC, and Halifax Alphanational Acquisition, Inc. (collectively under Item 2.03, the “Company”) entered into a Second Amendment and Waiver with Provident Bank (the “Bank”), effective January 31, 2008 (the “Amendment”). The Amendment amends and waives certain provisions of the Fourth Amended and Restated Loan and Security Agreement dated as of June 29, 2007 (as amended by the First Amendment and Waiver dated November 13, 2007), among the same parties to the Amendment (“Loan Agreement”), related to the terms of the line of credit and auxiliary revolver facility provided by the Bank.
     Prior to the Amendment, amounts outstanding under the Loan Agreement bore interest at Provident Bank’s prime rate plus one-quarter percent (0.25%). Under the Amendment, amounts outstanding under the revolving line of credit will bear interest at Provident Bank’s prime rate plus one percent (1%) and amounts outstanding under the auxiliary revolver facility will bear interest at Provident Bank’s prime rate plus two percent (2%).
     Under the Amendment, the auxiliary revolver facility maximum credit amount was reduced to $900,000 from $1,000,000 and the maximum line of credit amount was reduced to $6,000,000 from $7,500,000. Additionally, the Company cannot request any advance under the line of credit after April 28, 2008 and all amounts outstanding under the line of credit (including outstanding principal and accrued and unpaid interest thereon) are due and payable in full on April 30, 2008 unless the Company has received an indefeasible capital infusion of not less than $1,250,000 in the form of either stockholders’ equity or subordinated debt acceptable to the Bank (“Capital Infusion”) by April 15, 2008. If the Company has received such Capital Infusion, the Company will be permitted to continue to borrow funds under the line of credit until July 29, 2008 and all amounts outstanding under the line of credit would be due and payable in full on July 31, 2008. Since January 30, 2008, as the result of a lease of equipment which was previously capitalized, the Company received $500,000 which satisfies a portion of the $1,250,000 capital infusion described above.
     The Amendment also requires that the Company make payments of $25,000 each on the 15th day of February, March and April 2008 which sums will be applied to the reduction of the principal amount outstanding under the auxiliary revolver facility and will constitute permanent reductions to the auxiliary revolver facility maximum credit amount. As of February 1, 2008, the Company cannot request any advance under the auxiliary revolver facility and all amounts outstanding under the auxiliary revolver facility (including outstanding principal and accrued and unpaid interest thereon) are due and payable in full on April 30, 2008. If, however, the Company provides the Bank with evidence that the Company has received the Capital Infusion by April 15, 2008, then, upon notice from the Bank, the Company will be required to make payments of $25,000 each on the 15th day of May, June and July 2008 and all amounts outstanding under the auxiliary revolver facility will become due and payable in full on July 31, 2008.
     As of January 30, 2008, there was outstanding principal of $5,088,450 and accrued and unpaid interest of $30,880 on the line of credit and outstanding principal of $900,000 and accrued and unpaid interest of $17,909 on the auxiliary revolver facility. Since January 30, 2008, the Company has repaid $789,563 on the auxiliary revolver facility, which included the funds the Company received from the Settlement Agreement discussed in Item 1.01 above.
     The Company will not have sufficient cash to repay amounts due under the Loan Agreement and Amendment on April 30, 2008 absent an equity or debt financing or entering into a new credit facility with another financial institution or another financing transaction, which is sufficient to repay the amount outstanding to the Bank. The Company is exploring a variety of alternative financing options, including a new credit facility to replace the facility currently provided by the Bank, sale-leaseback transactions and the issuance of debt or equity to satisfy the Capital Infusion requirements set forth in the Amendment. There can be no assurances that the Company will be able to complete an equity or debt financing, enter into a new large enough credit facility on terms that are favorable to the Company or at all or a sale-leaseback transaction. The Company’s failure to complete a new financing, enter into a new credit facility or complete a sale-leaseback transaction on unfavorable terms to the Company would have a material adverse effect on the Company’s operations, financial condition, results of operations and its ability to continue as a going concern. If the Company is unable to complete a Capital Infusion by April 15, 2008, or obtain a new credit facility, the Company will be unable to meet its debt obligations to the Bank. If the Company is unable to pay its obligations to the Bank when they become due, the Company may be forced to restrict its operations and the Bank has the right, among other things, to declare an event of default which would enable the Bank to foreclose on our assets securing the Loan Agreement. Additionally, any default under the Loan Agreement will result in a cross-default of the Company’s 8% promissory notes.

     The Amendment also provides that the Company must arrange for any funds or proceeds due from the INDUS escrow payable to the Company be sent directly to the Bank and be applied, in the event the Company is not in default of the Loan Agreement or Amendment, toward the reduction of the principal balance of the auxiliary revolver facility. If the Company is in default of the Loan Agreement or Amendment, any payment received from the INDUS escrow will be applied in the manner determined by the Bank. The INDUS escrow means the funds held by an escrow agent in favor of the Company relating to the Company’s sale of its secure network business. See Item 1.01 above for a discussion of the Settlement Agreement with INDUS.
     In the event that the Bank consents to the Company’s sale or financing of any of the Company’s assets other than assets sold in the ordinary course of the Company’s business, including any sale/leaseback of certain assets, the proceeds of such sale or financing must be paid directly to the Bank to be applied to the reduction of the principal balance of the auxiliary revolver facility. If the Company is in default of the Loan Agreement or Amendment, the payment received by the Bank from such sale or financing will be applied in the manner determined by the Bank.
     The Amendment also provides that the occurrence of an event of default, the Company’s failure to comply with its covenant regarding the cash collateral account or the failure of the Company to make any payment under the Loan Agreement or Amendment when due will automatically be considered a default under the Loan Agreement and Amendment and the Bank may (i) accelerate and call due and payable any and all of the obligations, including all principal, accrued interest and other sums due as of the date of default; (ii) impose the default rate of interest provided in any promissory note evidencing the loan, with or without acceleration; (iii) file suit against the Company or against any other obligor; (iv) seek specific performance or injunctive relief to enforce performance of the obligations, whether or not a remedy at law exists or is adequate; (v) exercise any rights of a secured creditor under the Uniform Commercial Code, including the right to take possession of the collateral without the use of judicial process or hearing of any kind and the right to require the Company to assemble the collateral at such place as Bank may specify; (vi) cease making advances or extending credit to the Company and stop and retract the making of any advance which may have been requested by Borrower; and (vii) reduce the maximum line of credit amount.
     In connection with the Amendment, the Bank also waived the Company’s non-compliance with certain financial and other covenants under the Loan Agreement including: (a) the Company failing to maintain a minimum tangible net worth plus subordinated debt of not less than $4,000,000 as of December 31, 2007; (b) the Company failing to maintain a ratio of total liabilities less subordinated debt to tangible net worth plus subordinated debt of not greater than 4.0:1 as of December 31, 2007; (c) the Company failing to maintain a current ratio equal to or greater than 1.4:1 as of December 31, 2007; and (d) the Company failing to pay the principal, interest and late charges owed under the auxiliary revolver facility at the December 31, 2007 maturity thereof. The failure to comply with these financial and other covenants constituted an event of default under the Loan Agreement.
     The Amendment also amended certain financial covenants contained in the Loan Agreement as follows:

(i) The Company shall at all times maintain a minimum Tangible Net Worth plus Subordinated Debt of not less than $1,000,000 as of March 31, 2008.
(ii) The Company failing to maintain a Current Ratio equal to or greater than 1.0 as of March 31, 2008.
For purposes of covenant measurements, any capital infusion or issuance of subordinated debt shall be deemed to have occurred after March 31, 2008. There can be no assurances the Company will be able to comply with the financial covenants contained in the Loan Agreement and Amendment on March 31, 2008 or thereafter. In the future, the Company may not be successful in obtaining a waiver of non-compliance with these financial covenants. If the Company is unable to comply with the financial covenants, absent a waiver, it will be in default of the Loan Agreement and Amendment and the Bank can take any of the actions discussed above.
     The Company is required to pay the Bank an amendment fee of $34,500. Half of such amount was due at signing of the Amendment and the other half is due by March 31, 2008. If, however, the Company fully repays amounts outstanding under the revolving line of credit and the auxiliary revolver facility by March 31, 2008, no amendment fee will be due on March 31, 2008.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Second Amendment and Waiver dated as of January 31, 2008 among Halifax Corporation of Virginia, Halifax Engineering, Inc., Microserv LLC, Halifax Alphanational Acquisition, Inc. and Provident Bank

10.2	Promissory Note (Auxiliary Revolver Facility) dated January 31, 2008

10.3	Promissory Note (Revolving Line of Credit) dated January 31, 2008

10.4	Settlement Agreement and Release dated February 4, 2008 by and among Halifax Corporation of Virginia, INDUS Corporation and INDUS Secure Network Solutions, LLC

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALIFAX CORPORATION OF VIRGINIA
Date: February 8, 2008	By:	/s/ Joseph Sciacca
Joseph Sciacca
Vice President, Finance & CFO

EXHIBIT INDEX

10.1	Second Amendment and Waiver dated as of January 31, 2008 among Halifax Corporation of Virginia, Halifax Engineering, Inc., Microserv LLC, Halifax Alphanational Acquisition, Inc. and Provident Bank

10.2	Promissory Note (Auxiliary Revolver Facility) dated January 31, 2008

10.3	Promissory Note (Revolving Line of Credit) dated January 31, 2008

10.4	Settlement Agreement and Release dated February 4, 2008 by and among Halifax Corporation of Virginia, INDUS Corporation and INDUS Secure Network Solutions, LLC